UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ x ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14A-12

AMANA MUTUAL FUNDS TRUST

SATURNA INVESTMENT TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: __________________________

2) Aggregate number of securities to which transaction applies: __________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid: ______________________________________________________

2) Form, Schedule or Registration Statement No.: _____________________________________

3) Filing Party: ________________________________________________________________

4) Date Filed: _______________________________

ADDITIONAL DEFINITIVE MATERIALS:

FORM OF REMINDER LETTER

Amana Developing World Fund Amana Growth Fund Amana Income Fund Amana Participation Fund	Saturna Sustainable Bond Sextant International Fund

Dear Valued Shareowner:

We recently distributed proxy materials in connection with a Special Meeting of Shareowners for the above-mentioned Funds which we will hold on September 24, 2018. The Special Meeting of Shareowners is fast approaching and our records indicate that we have not yet received your vote. We are asking you to please take a moment now to submit your vote. You may think your vote is inconsequential, but your participation helps us to avoid costly adjournments and additional solicitations.

Shareowners are being asked to vote on the following proposal:

  Proposal 1: To approve a proposed new investment advisory agreement between the Funds and Saturna Capital Corporation

The Board of Trustees recommends that Shareowners vote "For" the Proposal.

While to date, an overwhelming majority of the votes received have been cast in favor of the proposal, a quorum of the shares entitled to vote has simply not yet been achieved.

The proxy statement is available online at www.saturna.com/proxy.

In order for your vote to be represented, we must receive your voting instructions. For your convenience, please use any of the following methods to submit your vote:

  Online

  Follow the simple instructions on the enclosed proxy card.

  Phone

  Call Okapi Partners, our proxy solicitor, toll-free at 1-877-285-5990 or use the toll-free number located on your proxy card and follow the simple instructions.

  Mail

  Simply return your voted and signed proxy card in the envelope provided.

If possible, please use either of the first two options to ensure your vote is captured in time for the meeting.

If you have any questions, please call Okapi Partners toll-free at 1-877-285-5990. Representatives are available Monday – Friday 9:00am to 11:00pm (ET) and Saturday 12:00pm to 5:00pm (ET).

Thank you for your prompt attention to this matter.

FORM OF EMAIL

Proxy Vote Request: Action Required
Amana Mutual Funds Trust Amana Income Fund Amana Growth Fund Amana Developing World Fund Amana Participation Fund	Saturna Investment Trust Sextant International Fund Saturna Sustainable Bond Fund

Dear Valued Shareowner

Greetings from Saturna Capital! We recently sent you proxy materials, including a Proxy Statement and Proxy Card(s) to be voted. The Proxy Statement outlines a proposal for an administrative change in control of Saturna Capital and the resulting need for approval of the Funds' investment advisory contracts with Saturna.

Our records indicate you have not yet had the opportunity to vote your shares. We'd like to make it as easy as possible for you to vote:

  Simply reply to this message by clicking a button below and we'll record your vote.

EMAIL VOTE: YES EMAIL VOTE: NO EMAIL VOTE: ABSTAIN
If you prefer voice communications, please call Okapi Partners, our proxy solicitation partner, at 1-877-285-5990 and they will assist you over the phone.
VOTE NOW BY PHONE
You can also vote online using the Control Number on your Proxy Card(s):
VOTE NOW ONLINE

Thank you very much for your investments with us, and also, thanks in advance for your prompt reply to this message.

For more information, please visit www.saturna.com/proxy.

Proposal 1:

To approve proposed New Advisory Agreements between Saturna Capital Corporation and each Trust, on behalf of each Fund.

The Board of Trustees of each Trust recommends that shareholders vote "For" the Proposal.

Learn More

Download a PDF

The Proxy Statement is also available at www.saturna.com/proxy.

The Proxy Statement contains detailed information about why this proxy is necessary, the Proposal, information about each Trust's Board of Trustees and Officers, and other important information.

Download a PDF

Voting Shares
To vote shares online, please have your Proxy Card(s) and Control Number(s) readily available. For shares held directly with Saturna Capital, visit www.okapivote.com/saturna2018. VOTE NOW

Please consider an investment's objectives, risks, charges, and expenses carefully before investing. To obtain this and other important information about Saturna's Mutual Funds in a current prospectus or summary prospectus, please visit our Literature & Forms or call toll free 1-800-728-8762. Please read the prospectus or summary prospectus carefully before investing.

Distributor: Saturna Brokerage Services, Inc. member FINRA / SIPC and a wholly-owned subsidiary of Saturna Capital, investment adviser to the Amana, Saturna Sustainable, Sextant, and Idaho Tax-Exempt Mutual Funds.

To view the documents above, you may need the Adobe Reader. To download the Adobe Reader for free, visit Adobe.com.

This email was sent to *|EMAIL|*

Saturna Capital Corporation 1300 N. State St. Bellingham, WA 98225 1-800-728-8762 | (360) 594-9900
Unsubscribe	Subscribe

View this email in your browser.

# # #